Exhibit 99.2

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

COMBINED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2009 and 2008

C O N T E N T S

Page Number

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets	1

Combined Statements of Operations	2

Combined Statements of Changes in Members’ Capital	3

Combined Statements of Cash Flows	4

Notes to Combined Financial Statements	5

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

COMBINED BALANCE SHEETS

September 30, 2009 and December 31, 2008

(Unaudited)

ASSETS
	September 30, 2009	December 31, 2008
CURRENT ASSETS
Cash	$3,329,634	$1,252,189
Amounts held by revolving line-of-credit lender	123,429	151,005
Accounts receivable, net of allowance for doubtful accounts of approximately $94,900 and $226,000, respectively	6,275,091	6,309,927
Inventory	2,910,438	2,396,755
Prepaid expenses	60,435	27,687

TOTAL CURRENT ASSETS	12,699,027	10,137,563

PROPERTY AND EQUIPMENT, NET	1,597,960	1,574,270

DEFERRED FINANCING COSTS, NET	18,000	27,000

DEPOSITS AND OTHER ASSETS	102,112	85,665

TOTAL ASSETS	$14,417,099	$11,824,498

LIABILITIES AND MEMBERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$3,828,793	$3,196,615
Accrued expenses	658,470	655,684
Notes payable to members	3,018,773	2,624,083

TOTAL CURRENT LIABILITIES	7,506,036	6,476,382

COMMITMENTS AND CONTINGENCIES

MEMBERS’ CAPITAL	6,911,063	5,348,116

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$14,417,099	$11,824,498

The accompanying notes are an integral part of the combined financial statements.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

COMBINED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2009 and 2008

(Unaudited)

	2009	2008

PHARMACY AND MEDICAL SUPPLIES REVENUE	$41,438,607	$35,233,395

COST OF SALES	36,632,289	31,005,388

GROSS PROFIT	4,806,318	4,228,007

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,604,447	1,420,188

INTEREST EXPENSE	338,924	295,479

TOTAL OPERATING EXPENSES	1,943,371	1,715,667

NET INCOME	$2,862,947	$2,512,340

The accompanying notes are an integral part of the combined financial statements.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

Nine Months Ended September 30, 2009

(Unaudited)

Members’ capital at December 31, 2008	$5,348,116

Net income for the year	2,862,947

Distribution to Members	(1,300,000)

Members’ capital at September 30, 2009	$6,911,063

The accompanying notes are an integral part of the combined financial statements.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

COMBINED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2009 and 2008

(Unaudited)

	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$2,862,947	$2,512,340
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for uncollectible accounts	155,653	91,452
Depreciation and amortization	230,275	195,667
Changes in operating assets and liabilities:
Amounts held by revolving line-of-credit lender	27,576	25,800
Accounts receivable	(120,816)	(2,186,871)
Inventory	(513,683)	(511,768)
Prepaid expenses	(32,748)	(16,048)
Deposits and other assets	(16,447)	(38,618)
Accounts payable and accrued expenses	1,029,654	1,079,448

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,622,411	1,151,402

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisition of property and equipment	(244,966)	(378,786)

NET CASH USED IN OPERATING ACTIVITIES	(244,966)	(378,786)

CASH FLOWS USED IN FINANCING ACTIVITIES
Net change in line of credit	-	(930,444)
Distribution to members	(1,300,000)	-

NET CASH USED IN FINANCING ACTIVITIES	(1,300,000)	(930,444)

NET INCREASE IN CASH	2,077,445	(157,828)

CASH - BEGINNING OF PERIOD	1,252,189	593,856

CASH - END OF PERIOD	$3,329,634	$436,028

The accompanying notes are an integral part of the combined financial statements.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2009 and 2008

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business and Basis of Presentation

Integrity Pharmacy Services, LLC (“IPS”) and Integrity Medical Supplies, LLC (“IMS”) (collectively, “Integrity”) were organized in August 2004 to provide long-term care facilities with a full range of pharmacy services, including dispensing, pharmacist and nurse consulting, infusion and enteral therapy, medication therapy management, and medical record production. Integrity has locations in Florida, Pennsylvania and Massachusetts.

The accounts of IPS and IMS are presented on a combined basis based on common ownership and management. All significant intercompany accounts and transactions have been eliminated in the combination.

Inventory

Inventory is stated at the lower of cost or market on a first-in, first-out basis. Physical inventory counts are taken on a regular basis in each distribution center and is the primary procedure used to validate the recorded inventory balances.

Property and Equipment

Property and equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives or, when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 10 to 40 years for building improvements and leasehold improvements and 3 to 10 years for fixtures and equipment. Repair and maintenance costs are charged directly to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Nine Months Ended September 30, 2009 and 2008

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Financing Costs

Costs related to obtaining the revolving line of credit (see Note 3) have been deferred and are being systematically amortized over the term of the related revolving line-of-credit agreement. Amortization expense approximated $9,000 and $17,800 for the nine months ended September 30, 2009 and 2008, respectively. Deferred financing costs of approximately $114,400 at September 30, 2009 and December 31, 2008 are presented in the combined balance sheets, net of accumulated amortization of approximately $96,400 and $87,400, respectively.

Revenue Recognition

Integrity has agreements with third-party payors that provide for payments at contracted prices. Pharmacy and medical supplies revenue is reported at the estimated net realizable amounts due from customers or third-party payors. Revenue is recognized at the time pharmaceuticals or medical supplies are delivered to patients. Approximately 89% and 93% of Integrity’s revenues during the nine months ended September 30, 2009 and 2008, respectively, were generated from institutional facilities that were commonly controlled by a single management company.

Income Taxes

IPS and IMS were both organized as limited liability companies treated as pass-through entities for income tax reporting purposes. Accordingly, the individual members of the LLC’s include their respective share of taxable income or losses in their individual income tax returns. As a result, no provision for income taxes has been included in these combined financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Nine Months Ended September 30, 2009 and 2008

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Equipment	$1,399,160	$1,529,558
Computer software	547,923	172,560
Leasehold improvements	327,679	327,679

	2,274,762	2,029,797
Less accumulated depreciation and amortization	(676,802)	(455,527)

Property and equipment, net	$1,597,960	$1,574,270

Depreciation and amortization of property and equipment during the nine months ended September 30, 2009 and 2008, amounted to approximately $221,000 and $178,000, respectively.

NOTE 3 - REVOLVING LINE OF CREDIT

During 2005, Integrity entered into a revolving line-of-credit agreement (the “Line”) with a lender. In November 2008, the Line was amended to decrease the upper limit of the Line from $4,000,000 to $2,000,000. The maturity date is December 2010. The Line provides, among other things, that Integrity may borrow up to the higher of a percentage of eligible receivables (as defined in the Line) or $2,000,000, interest at a variable rate approximating 7.25% as of September 30, 2009 and December 31, 2008, with interest paid on a monthly basis. Borrowings under the Line are collateralized by substantially all of Integrity’s assets.

The Line contains certain financial and performance covenants, including, but not limited to, minimum earnings before interest, taxes, depreciation and amortization, and net leverage and interest coverage ratios. Integrity was in compliance with the Line’s covenants at September 30, 2009.

At September 30, 2009 and December 31, 2008, there were no borrowings under the Line. Additionally, amounts held by the lender were approximately $123,400 and $151,000 at September 30 2009 and December 31, 2008, respectively. Cash paid for interest on borrowings under the Line during the nine months ended September 30, 2008 and 2009, amounted to approximately $163,600 and $25,600, respectively.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Nine Months Ended September 30, 2009 and 2008

NOTE 4 - NOTES PAYABLE TO MEMBERS

During 2005, Integrity borrowed $1,800,000 from its members pursuant to a series of subordinated demand notes (the “Member Notes”). The Member Notes, which are subordinated to the Line agreement (see Note 3), are unsecured and provide for the accrual of interest at 15% per annum and may not be repaid unless Integrity has excess cash flow (as defined in the Line agreement). Total interest incurred on the Member Notes for the nine months ended September 30, 2009 and 2008 amounted to approximately $338,700 and $295,500, respectively.

In January 2008, the Member Notes were amended to extend the maturity date until December 31, 2009 and add the accrued and unpaid interest of approximately $342,000 to the outstanding balance due on the Member Notes.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

Integrity leases operating facilities and certain equipment under operating leases which expire at various dates through 2016. Aggregate monthly payments on these leases are approximately $43,000. Rent expense charged to operations in the nine months ended September 30, 2009 and 2008 was approximately $431,900 and $354,700, respectively. Future minimum payments under these operating lease agreements for each of the next five calendar years and thereafter are as follows:

Year Ending December 31,	Amount
2009	$614,200
2010	608,100
2011	506,800
2012	314,400
2013	233,700
Thereafter	450,700

$2,727,900

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Nine Months Ended September 30, 2009 and 2008

NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

Credit Risk

Financial instruments, which potentially subject Integrity to concentrations of credit risk, consist principally of cash deposited in financial institutions in excess of federally insured limits and accounts receivable. Management believes that the taxing authority of the governmental entities funding the Medicaid and Medicare programs mitigates the concentration of credit risk with respect to those accounts receivable.

Insurance and Legal Matters

Integrity maintains professional liability insurance on a claims-made basis. Management is not aware of any asserted or unasserted claims, or incidents that are considered probable to result in future claims. As a result, these combined financial statements do not include a provision or liability related to incurred but unreported claims. While management is unaware of any claims or probable claims from incidents that would result in uninsured losses, the potential for such losses exists, and losses in excess of insurance coverage limits could possibly result in a material adverse effect on Integrity’s financial position.

Medicare and Medicaid Programs and Healthcare Reform

During the nine months ended September 30, 2009 and 2008, approximately 54.7% and 57.0%, of Integrity’s revenue resulted from reimbursement from the Medicaid and Medicare programs, respectively. Laws and regulations governing these programs are complex and are subject to interpretation. Integrity believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future governmental review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Governmental funding for healthcare programs is subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determina-tions, and governmental funding restrictions, all of which may materially affect program reimbursement to healthcare facilities. Changes in the reimbursement policies of the Medicaid and Medicare programs, as a result of legislative and regulatory actions, could adversely affect Integrity’s revenues.

INTEGRITY PHARMACY SERVICES, LLC

AND INTEGRITY MEDICAL SUPPLIES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Nine Months Ended September 30, 2009 and 2008

NOTE 6 - SUBSEQUENT EVENT

On December 31, 2009, Integrity was acquired by PharMerica Corporation. The entire membership interest of Integrity was acquired for $38,000,000 million in cash plus $3,300,000 million to pay off the outstanding Member Notes.